Exhibit (h)(1)(vii)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 1st day of October 2011 between each of the investment companies listed below and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 15.1 (Amendment) of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of October 1, 2005, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Section 10.1 (Confidentiality). Section 10.1 is hereby amended by adding the following new sentence at the end of subparagraph 10.1(a): “The Fund acknowledges that the Transfer Agent may share the Confidential Information of the Fund with the Transfer Agent’s affiliates, agents, subcontractors, legal counsel and consultants provided that such parties are subject to obligations of confidentiality to the Transfer Agent with regard to such Confidential Information of the Fund no less stringent than those set forth in this Agreement.”

2. Section 12.1 (Term). The first sentence of Section 12.1 is hereby deleted and a new sentence is inserted in place thereof providing as follows: “The initial term of this Agreement (the “Initial Term”) shall be extended to the close of business on September 30, 2014 unless terminated pursuant to the provisions of this Section 12.”

3. Schedule 1.2(f) (AML Delegation). Schedule 1.2(f) to the Agreement dated July 5, 2006 is hereby replaced and superseded by the Schedule 1.2(f) dated October 1, 2011, attached hereto.

4. Schedule 1.3 (Service Level Agreement). Schedule 1.3 to the Agreement dated October 1, 2008 is hereby replaced and superseded by the Schedule 1.3 dated October 1, 2011, attached hereto.

5. Schedule 3.1. (Fees and Expenses). Schedule 3.1 to the Agreement dated effective October 1, 2008 to September 30, 2011 is superseded and replaced with Schedule 3.1 dated effective October 1, 2011 to September 30, 2014 attached hereto.

6. Appendix A Appendix A to the Agreement is superseded and replaced with Appendix A dated October 1, 2011 and attached hereto.

7. All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

8. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

Exhibit (h)(1)(vii)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

HANSBERGER INTERNATIONAL SERIES

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Richard J. Johnson
Name:	Michael Kardok	Name:	Richard J. Johnson
Title:	Treasurer	Title:	Division Vice President

Exhibit (h)(1)(vii)

APPENDIX A

Funds and Portfolios

Dated October 1, 2011

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Diversified Income Fund (formerly, Natixis Income Diversified Portfolio, formerly, IXIS Income Diversified Portfolio)

Natixis U.S. Multi-Cap Equity Fund (formerly, Natixis U.S. Diversified Portfolio, formerly, IXIS U.S. Diversified Portfolio, formerly, CDC Nvest Star Advisers Fund)

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Absolute Asia Dynamic Equity Fund

Natixis Oakmark Global Fund

Natixis Oakmark International Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

ASG Global Alternatives Fund

Vaughan Nelson Value Opportunity Fund

ASG Diversifying Strategies Fund

Westpeak ActiveBeta® Equity Fund

ASG Managed Futures Strategy Fund

Loomis Sayles Multi-Asset Real Return

Loomis Sayles Absolute Strategies Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

ASG Growth Markets Fund

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund (formerly, Loomis Sayles Intermediate Duration Fixed Income Fund)

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund